**SUBSCRIPTION AGREEMENT**

This Subscription Agreement (this "Agreement") dated as of March 25, 2026, is entered into by and among (i) Real Messenger Corporation, a Cayman Islands exempted company (the "Company"), and (ii) Bloomington DH Holdings Limited (the "Purchaser").

**RECITALS**

A. The Purchaser is a company wholly owned by the Company's founder and also is a current direct shareholder of the Company.

B. The Purchaser recently has provided working capital funding to the Company in the aggregate amount of US$1,086,438.46 (the "Interim Funding").

The Purchaser and the Company both desire that the Interim Funding shall be converted into an aggregate of 1,837,680 Class B Ordinary Shares of the Company, as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser (the "Parties"), intending to be legally bound, hereby agree as follows:

1. Issuance of Shares to the Purchaser.

(a) Issuance. The Company agrees to issue and deliver to the Purchaser, and the Purchaser agrees to acquire from the Company 1,837,680 newly issued Class B Shares, in exchange for a purchase price of US$0.5912 per Share, or an aggregate of US$1,086,438.46 (the "Purchase Price"), at the Closing. The Company agrees to issue the Shares to the Purchaser at the Closing.

(b) Closing. The closing with respect to the issuance and acquisition of the Shares (the "Closing") shall take place at the offices of the Company promptly after the execution and delivery of this Agreement. The Parties agree that there can be multiple Closings. At the completion of the Closing, (i) the Purchaser shall deliver the Purchase Price to the Company and (ii) the Company shall deliver to the Purchaser (A) a copy of an irrevocable instruction letter executed by the Company and delivered to its transfer agent, directing the issuance of the Shares to the Purchaser in book-entry form; (B) a copy of the book-entry advice or other evidence of the issuance of the Shares issued to the Purchaser hereunder; (C) a certificate of the Company's Chief Executive Officer or other senior officer, dated as of the date of Closing, certifying as to (x) the accuracy of the Company's representations and warranties as of Closing, and (y) the absence of any material adverse change since the date hereof; (D) evidence reasonably satisfactory to the

Purchaser that the Company has complied with Nasdaq's Listing of Additional Shares notification requirements (including filing of the applicable form no later than 15 calendar days prior to issuance); and (E) a copy of the resolutions of the Board of Directors of the Company authorizing and approving this Agreement and the transactions contemplated herein.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Organization and Corporate Power. The Company is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) Authorization, Etc.

(i) Corporate Action. All corporate and legal action on the part of the Company, its officers and directors necessary for the execution and delivery of this Agreement, the issuance and sale of the Shares, and the performance of the Company's other obligations hereunder, has been taken.

(ii) Valid Issuance. The Shares, upon their issuance pursuant to this Agreement, will be validly issued, fully-paid and nonassessable.

(c) Noncontravention. Neither the execution, delivery and performance of and compliance with this Agreement nor the issuance and acquisition of the Shares hereunder will result in or constitute any breach, default or violation of (i) any agreement, contract, lease, license, equipment lease, instrument or commitment (oral or written) to which the Company is a party or is bound or (ii) any law, rule, regulation, statute or order applicable to the Company or its properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or (iii) the Company's Memorandum and Articles of Association.

(d) Consents, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial, foreign or other governmental authority or other person on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement (including without limitation the issuance of the Shares), other than, if required, filings or qualifications under applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company or its subsidiaries.

(e) Offering. In reliance, in part, on the representations and warranties of the Purchaser in Section 3 hereof, neither the offer, sale nor issuance of the Shares in conformity with the terms of this Agreement will result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended, (the "Securities Act"), or the qualification or registration requirements of any applicable state securities laws.

3. Representations and Warranties of the Purchaser. The Purchaser represents, and warrants to, and covenants with, the Company as follows:

(a) Investment Intent; Authority. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, and not as nominee or agent for investment and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act. The Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement and this Agreement will constitute a valid and binding obligation upon the Purchaser.

(b) Shares Not Registered. The Purchaser understands and acknowledges that the issuance and sale of the Shares hereunder has not been registered under the Securities Act or qualified under any state securities laws in reliance upon one or more exemptions from registration or qualification under the Securities Act and such state securities laws, and that the Company's reliance upon such exemption is predicated upon the Purchaser's representations set forth in this Agreement. The Purchaser understands and acknowledges that resale of the Shares may be restricted indefinitely unless they are subsequently registered under the Securities Act and qualified under state law or an exemption from such registration and such qualification is available. The Purchaser acknowledges that an appropriate legend reflecting the foregoing will be set forth on the face of all certificates representing the Shares.

(c) Accredited Investor. The Purchaser is an "accredited investor" within the meaning of SEC Rule 501, as presently in effect, with respect to the Company.

4. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to the conflict of laws provisions of the Cayman Islands or of any other jurisdiction.

(c) Entire Agreement. This Agreement, together with the Exhibits hereto, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

(d) Expenses. Each Party shall be responsible for and pay all costs and expenses, including attorney's fees and accountants' fees, that it incurs in connection with the drafting and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the obtaining of any necessary and required governmental approvals.

(e) Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

(f) Counterparts. This Agreement may be executed in any number of counterparts, and a Party's delivery of a signed counterpart by facsimile transmission shall constitute that Party's due execution and delivery of this Agreement.

[Signature Pages Follow]

**IN WITNESS WHEREOF**, the parties have executed and delivered this Agreement as of the date and year first written above.

**REAL MESSENGER CORPORATION**

By: ______________________________

Name: Kwai Hoi Ma

Title: Chief Executive Officer

**BLOOMINGTON DH HOLDINGS LIMITED**

By: ______________________________

Name: Kwai Hoi Ma

Title: Director

EXHIBIT A

VWAP Calculations

- 60-day VWAP of the Company's ordinary shares for the period January 25, 2026 through March 25, 2026
  VWAP: US$0.739
  Discounted price: US$0.5912